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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To USA Waste Services, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 25, 1994 on the Acquired New Jersey Solid Waste Companies included in the Envirofil, Inc.'s previously filed Form 8-K/A filed as of May 11, 1994. In addition, we hereby consent to the incorporation of our report dated September 22, 1993 on Envirofil, Inc. included in this Registration Statement on Form S-4 and our report dated March 25, 1994 on the Acquired New Jersey Solid Waste Companies incorporated by reference in this Registration Statement on Form S-4 into the USA Waste Services, Inc.'s previously filed Registration Statements on Form S-3 (File Nos. 33-42988, 33-43809, 33-76226 and 33-85018) and Registration
Statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84990 and 33-84988) and
to all references to our Firm included in this Registration Statement on Form
S-4.

Philadelphia, PA
May 11, 1995